Exhibit (a)(66)

AMENDMENT NO. 55 TO TRUST INSTRUMENT OF

VOYA FUNDS TRUST

Abolition of Classes of Shares

Effective: May 1, 2023

THIS AMENDMENT NO. 55 TO THE TRUST INSTRUMENT OF VOYA FUNDS TRUST ("VFT"), a Delaware statutory trust, dated July 30, 1998, as amended, reflects resolutions adopted by the Board of Trustees of VFT on September 29, 2022, with respect to Voya Floating Rate Fund, Voya GNMA Income Fund, Voya High Yield Bond Fund, Voya Intermediate Bond Fund, and Voya Short Term Bond Fund (collectively, the "Funds"), each a series of VFT, acting pursuant to the Trust Instrument, including Article II, Section 2.6 and Article XI, Section 11.8 of VFT's Trust Instrument. The resolutions serve to abolish three share classes for the Funds.

VOYA FUNDS TRUST

SECRETARY'S CERTIFICATE

I, Joanne F. Osberg, Senior Vice President and Secretary of Voya Funds Trust ("VFT"),

do hereby certify that the following is a true copy of resolutions duly adopted by the Board of

Trustees of VFT at a meeting held on September 29, 2022 with regard to the abolition of Class P shares of VFT on behalf of Voya Floating Rate Fund, Voya GNMA Income Fund, and Voya

High Yield Bond Fund; the abolition of Class P2 shares of VFT on behalf of Voya Short Term

Bond Fund; and the abolition of Class P3 shares of VFT on behalf of Voya Floating Rate Fund,

Voya High Yield Bond Fund, Voya Intermediate Bond Fund, and Voya Short Term Bond Fund:

RESOLVED, that pursuant to the Trust Instrument, dated July 30, 1998, as amended (the "Trust Instrument") of Voya Funds Trust ("VFT"), a Delaware statutory trust, including Article II, Section 2.6 and Article XI, Section 11.8 of the Trust Instrument, the dissolution of the Class P shares of Voya Floating Rate Fund ("Floating Rate Fund"), Voya GNMA Income Fund, and Voya High Yield Bond Fund ("High Yield Bond Fund") (collectively, the "P Share Funds"), each a series of VFT, be, and it hereby is, approved and that the officers of VFT be, and each hereby is, authorized to prepare, execute and deliver an amendment to the Trust Instrument to dissolve the Class P shares of each of the P Share Funds, to be effective on a date deemed appropriate by the officers of VFT;

FURTHER RESOLVED, that pursuant to the Trust Instrument of VFT, including Article II, Section 2.6 and Article XI, Section 11.8 of the Trust Instrument, the dissolution of the Class P2 shares of Voya Short Term Bond Fund ("Short Term Bond Fund"), a series of VFT, be, and it hereby is, approved and that the officers of VFT be, and each hereby is, authorized to prepare, execute and deliver an amendment to the Trust Instrument to dissolve the Class P2 shares of Short Term Bond Fund, to be effective on a date deemed appropriate by the officers of VFT;

FURTHER RESOLVED, that pursuant to the Trust Instrument of VFT, including Article II, Section 2.6 and Article XI, Section 11.8 of the Trust Instrument, the dissolution of the Class P3 shares of Floating Rate Fund, High Yield Bond Fund, Voya Intermediate Bond Fund, and Short Term Bond Fund (collectively, the "P3 Share Funds"), each a series of VFT, be, and it hereby is, approved and that the officers of VFT be, and each hereby is, authorized to prepare, execute and deliver an amendment to the Trust Instrument to dissolve the

Class P3 shares of the P3 Share Funds, to be effective on a date deemed appropriate by the officers of VFT; and

FURTHER RESOLVED, that the officers of VFT be, and each hereby is, authorized, with the advice of counsel, and subject to review by counsel to the Trustees who are not "interested persons" as defined in the Investment Company Act of 1940, as amended, to take any and all such actions they determine, in their discretion, to be necessary or desirable to carry out the purpose of the foregoing resolutions, and to execute and deliver all such documents in the name of, and on behalf of VFT, as in their judgment shall be necessary to accomplish the purpose of the foregoing resolutions.

By: /s/ Joanne F. Osberg_____________

Name: Joanne F. Osberg

Title: Senior Vice President and Secretary

Dated: March 27, 2023